UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

TIMKENSTEEL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706

(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2021, the Board of Directors (the “Board”) of TimkenSteel Corporation (the “Company”) appointed Kenneth V. Garcia and Ellis A. Jones as directors of the Company, effective immediately, filling the vacancies on the Board and bringing the total number of directors serving on the Board to ten. Messrs. Garcia and Jones were each appointed to serve as a member of the Audit Committee of the Board.

The Board has determined that Messrs. Garcia and Jones each meet all of the standards for independence under the regulations of the Securities and Exchange Commission and Rule 303A of the New York Stock Exchange Listed Company Manual, that each is financially literate as required under Rule 303A of the New York Stock Exchange Listed Company Manual and that each is free of any material relationships with the Company other than through his service as a director.

Mr. Garcia is an executive fellow with Q2 Software Inc. (a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally), where he assists the board of directors and executive leadership team with long-term planning related to M&A, talent and its product roadmap. Previously, he co-founded and served as president of PrecisionLender (a SaaS software company that leverages data, analytics, machine learning and artificial intelligence to deliver in-the-moment analytics to bankers) and co-founded and served as CEO of Halo Technologies, Inc. (a company that invented, engineered and patented a consumer product). Earlier in his career, he was chief financial officer and general counsel with Ecovation, Inc. (a waste stream technology company using patented technologies). Mr. Garcia is a board member of McKim & Creed, Inc., an engineering services company, where he chairs the company’s audit and compensation committees. Mr. Garcia brings to the Board expertise in the technology industry, with a deep understanding of business and product development, marketing, legal, finance and M&A transactions.

Mr. Jones is vice president of global environmental, health, safety, sustainability and business continuity with The Goodyear Tire and Rubber Company (a global manufacturer of tires and engineered products). He previously served in various progressive leadership positions with Goodyear, including as senior director of global environmental, health, safety and sustainability, manufacturing director for race tire manufacturing and finance director, manufacturing, purchasing and supply chain of its North American tire division. Mr. Jones also has served as the finance director of office property and casualty insurance at Nationwide Mutual Insurance Company (a large U.S. insurance and financial services company). He began his career in various finance roles with Goodyear. Mr. Jones brings to the Board more than 30 years of expertise in the automotive components industry, with a deep understanding of operational excellence, sustainability, business transformation and safety leadership.

Messrs. Garcia and Jones will be compensated in accordance with the Company’s standard compensation policies and practices for the non-employee, independent members of the Board, the components of which were disclosed in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on March 18, 2021.

There are no arrangements or understandings between either Mr. Garcia or Mr. Jones and any other person pursuant to which either of them was appointed to the Board. Further, neither Mr. Garcia nor Mr. Jones is a participant in any related party transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	August 12, 2021	By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Executive Vice President, General Counsel and Secretary